Exhibit 99.1
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Beckstead
801-932-7518
mbeckstead@omniture.com
Omniture Reports Second Quarter 2007 Financial Results
Company Adds Over 300 New Customers
Company Delivers Year-Over-Year Revenue Growth of 78%
Non-GAAP Revenue Growth of 81%
Raises Guidance for 2007
OREM, UT, July 25, 2007 – Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its second quarter ended June 30, 2007. Omniture reported another record revenue quarter, with second quarter GAAP revenue of $33.5 million, an increase of 78 percent over the second quarter of 2006 and 15 percent over the first quarter of 2007. Non-GAAP revenue for the quarter was $34.1 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from our GAAP results due to purchase accounting adjustments which reduce deferred revenue to its fair value.
“Again this quarter we saw record revenue, significant expansion of our partner ecosystem, and for the first time in the company's history, we added more than 300 new customers in a single quarter,” said Josh James, CEO and co-founder of Omniture. “The market continues to grow, our team is executing, and our unified platform and product strategy is proving to be the right solution for customers.”
GAAP net loss in the second quarter of 2007 was $4.1 million or $0.08 per diluted share, compared to a net loss of $2.3 million, or $0.16 per diluted share, in the second quarter of 2006. Non-GAAP net income was $1.8 million or $0.03 per diluted share for the second quarter. Non-GAAP net income excludes the effect of acquisition-related accounting adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and non-recurring acquisition related expenses.
Second quarter adjusted EBITDA was $5.1 million. Adjusted EBITDA is defined as net cash provided by operations adjusted for the acquisition-related reduction to deferred revenues, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes.
Operating cash flow for the second quarter was $10.2 million. Free cash flow, defined by the company as operating cash flow reduced by capital expenditures of $3.0 million, was $7.2 million for the quarter.
During the second quarter of 2007, Omniture added more than 300 new customers, bringing the total to approximately 2,500. The company captured data from over 500 billion transactions. New customer relationships include: American Honda Motor Company, Avid Technology, bizjournals, Delta Air Lines, drugstore.com, Hickory Farms, Jenny Craig,Inc., Key Bank, Make-A-Wish Foundation, New York Magazine, Philly.com and ProFlowers, and internationally, Carphone Warehouse, El Pais, Internet Property Finder Limited, ITV, Nikkei, Serve Media BV, Siemens AG Medical, British Sky Broadcasting Group and FD Mediagroup.
Guidance
Q3 FY 2007: GAAP revenue for the company’s third quarter is expected to be in the range of $36.1 million to $37.1 million. GAAP net loss is expected to be in the range of $0.07 to $0.06 per diluted share. Non-GAAP revenue for the company’s third quarter is expected to be in the range of $36.5 million to $37.5 million. Non-GAAP net income is expected to be between $0.04 to $0.05 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $4.5 million to $5.0 million.
Full Year FY 2007: GAAP revenue for the company’s full year 2007 is expected to be in the range of $139 million to $140 million. GAAP net loss is expected to be in the range of $0.22 to $0.20 per diluted share. Non-GAAP revenue for the company’s full year 2007 is expected to be in the range of $141 million to $142 million. Non-GAAP net income for the year is expected to be in the range of $0.16 to $0.18 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $20.0 million to $21.0 million.
Information for Conference Call to Discuss Q2 FY 2007 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast today at 5:00 p.m. (Eastern Time). To access the conference call, dial 888-873-4896, or 617-213-8850 for international callers. The access code is 69856844. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 or 617-801-6888 for international callers, reservation number, 85378929. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived web cast will be available until August 8, 2007.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as net cash provided by operations less the acquisition-related adjustment to deferred revenue, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes, is an indicator of the Company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s 2,500 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for on-demand, online business optimization services, including web analytics, our ability to capitalize on market trends, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, the potential that Omniture or its customers may not realize the benefits Omniture currently expects from the recent acquisitions, risks inherent in the integration and combination of complex products and technologies, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended March 31, 2007 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
(Financial Tables to Follow)
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	June 30,		June 30,		% Increase
	2006	% of Revenues	2007	% of Revenues	(Decrease)
Revenues:
Subscription	$17,598	93%	$30,604	91%	74%
Professional services and other	1,226	7	2,875	9	135

Total revenues	18,824	100	33,479	100	78

Cost of revenues (1):
Subscription	6,804	36	11,032	33	62
Professional services and other	757	4	1,717	5	127

Total cost of revenues	7,561	40	12,749	38	69

Gross profit	11,263	60	20,730	62	84
Operating expenses (1):
Sales and marketing	8,605	46	15,343	46	78
Research and development	2,076	11	3,969	12	91
General and administrative	2,568	14	5,873	17	129

Total operating expenses	13,249	71	25,185	75	90

Loss from operations	(1,986)	(11)	(4,455)	(13)	124
Interest income	174	1	835	2	380
Interest expense	(415)	(2)	(244)	(1)	(41)
Other expense	(32)	—	(114)	—	256

Loss before provision for income taxes	(2,259)	(12)	(3,978)	(12)	76
Provision for income taxes	24	—	78	—	225

Net loss	$(2,283)	(12)%	$(4,056)	(12)%	78%

Net loss per share:
Net loss per share, basic and diluted	$(0.16)		$(0.08)		(49)%
Weighted-average number of shares, basic and diluted	14,168		49,791		251%

Adjusted EBITDA (2)	$1,842	10%	$5,071	15%	175%

(1)	Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$39	0%	$434	1%
Cost of professional services and other revenues	12	0	106	0
Sales and marketing	248	1	1,540	5
Research and development	129	1	687	2
General and administrative	264	2	1,052	3

Total stock-based compensation expenses	$692	4%	$3,819	11%

(2)	Adjusted EBITDA is equal to net cash provided by operations less the acquisition-related adjustment to deferred revenue, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and provision for income taxes

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months Ended		Six Months Ended
	June 30,		June 30,		% Increase
	2006	% of Revenues	2007	% of Revenues	(Decrease)
Revenues:
Subscription	$33,138	94%	$57,924	92%	75%
Professional services and other	2,122	6	4,708	8	122

Total revenues	35,260	100	62,632	100	78

Cost of revenues (1):
Subscription	12,911	37	20,492	32	59
Professional services and other	1,428	4	2,995	5	110

Total cost of revenues	14,339	41	23,487	37	64

Gross profit	20,921	59	39,145	63	87
Operating expenses (1):
Sales and marketing	16,786	48	28,667	46	71
Research and development	4,048	11	7,112	11	76
General and administrative	5,418	15	10,259	17	89

Total operating expenses	26,252	74	46,038	74	75

Loss from operations	(5,331)	(15)	(6,893)	(11)	29
Interest income	372	1	1,471	3	295
Interest expense	(617)	(2)	(501)	(1)	(19)
Other expense	(62)	—	(467)	(1)	653

Loss before provision for income taxes	(5,638)	(16)	(6,390)	(10)	13
Provision for income taxes	51	—	112	—	120

Net loss	$(5,689)	(16)%	$(6,502)	(10)%	14%

Net loss per share:
Net loss per share, basic and diluted	$(0.40)		$(0.13)		(68)%
Weighted-average number of shares, basic and diluted	14,068		48,772		247%

Adjusted EBITDA (2)	$1,786	5%	$9,043	14%	406%

(1)	Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$56	0%	$727	1%
Cost of professional services and other revenues	16	0	210	0
Sales and marketing	342	1	2,215	4
Research and development	226	0	1,070	2
General and administrative	580	2	1,482	2

Total stock-based compensation expenses	$1,220	3%	$5,704	9%

(2)	Adjusted EBITDA is equal to net cash provided by operations less the acquisition-related adjustment to deferred revenue, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and provision for income taxes

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$18,824	$33,479	$35,260	$62,632
Acquisition-related adjustment to Instadia deferred revenue (1)	—	104	—	269
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	—	479	—	659

Total revenues on a non-GAAP basis	$18,824	$34,062	$35,260	$63,560

Reconciliation of Net Loss on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(2,283)	$(4,056)	$(5,689)	$(6,502)
Acquisition-related adjustment to deferred revenue (1)	—	583	—	928
Amortization of patent licenses (2)	315	330	630	652
Stock-based compensation	692	3,819	1,220	5,704
Amortization of intangible assets acquired from business acquisitions (3)	—	1,049	—	1,487
Amortization of intangible asset related to co-marketing and reseller agreement (4)	81	81	152	162
Imputed interest on patent license obligation (5)	218	51	292	120
Loss on foreign currency forward contract related to Instadia acquisition (6)	—	—	—	243

Net (loss) income on a non-GAAP basis	$(977)	$1,857	$(3,395)	$2,794

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted
Net (Loss) Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.16)	$(0.08)	$(0.40)	$(0.13)
Acquisition-related adjustment to deferred revenue (1)	—	0.01	—	0.02
Amortization of patent licenses (2)	0.02	0.01	0.04	0.01
Stock-based compensation	0.05	0.08	0.09	0.12
Amortization of intangible assets acquired from business acquisitions (3)	—	0.02	—	0.03
Amortization of intangible asset related to co-marketing and reseller agreement (4)	0.01	—	0.01	—
Imputed interest on patent license obligation (5)	0.01	—	0.02	—
Loss on foreign currency forward contract related to Instadia acquisition (6)	—	—	—	0.01
Impact of difference in number of GAAP and Non-GAAP diluted shares	—	(0.01)	—	(0.01)

Diluted net (loss) income per share on a non-GAAP basis	$(0.07)	$0.03	$(0.24)	$0.05

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Adjusted EBITDA:
Net cash provided by (used in) operating activities	$681	$10,182	$(1,892)	$13,107
Acquisition-related adjustment to deferred revenue	—	583	—	928
Non-operating gains and losses, net	—	19	—	(224)
Net changes in operating assets and liabilities	864	(5,314)	3,320	(4,377)
Other expense (income), net	273	(477)	307	(503)
Provision for income taxes	24	78	51	112

Adjusted EBITDA	$1,842	$5,071	$1,786	$9,043

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	Amortization of intangible assets acquired from business acquisitions is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Cost of subscription revenues	$—	$693	$—	$934
Sales and marketing	—	278	—	424
General and administrative	—	78	—	129

	$—	$1,049	$—	$1,487

(4)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(6)	This item is recorded in other expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Total revenues on a GAAP basis	$36.1 to $37.1	$139 to $140
Acquisition-related adjustment to deferred revenue (1)	0.4	2

Total revenues on a non-GAAP basis	$36.5 to $37.5	$141 to $142

Omniture, Inc.
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Diluted net loss per share on a GAAP basis	$(0.07) to $(0.06)	$(0.22) to $(0.20)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.03
Amortization of patent licenses (2)	0.01	0.03
Stock-based compensation	0.07	0.26
Amortization of intangible assets acquired from business acquisitions	0.02	0.07
Amortization of intangible asset related to co-marketing and reseller agreement (3)	—	0.01
Impact of difference in number of GAAP and Non-GAAP diluted shares	—	(0.02)

Diluted net income per share on a non-GAAP basis	$0.04 to $0.05	$0.16 to $0.18

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Cash Provided By Operating Activities to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Net cash provided by operating activities on a GAAP basis	$5.6 to $6.1	$27.3 to $28.3
Acquisition-related adjustment to deferred revenue	0.4	1.7
Non-operating gains and losses, net	—	(0.2)
Net changes in operating assets and liabilities	0.4	(4.3)
Other income, net	(2.0)	(4.8)
Provision for income taxes	0.1	0.3

Adjusted EBITDA	$4.5 to $5.0	$20.0 to $21.0

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2006	2006	2006	2006	2007	2007
Full-time employee headcount	312	324	323	353	465	531
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenues by geography (in thousands):
Customers within the United States	$15,739	$24,709	$29,825	$47,257
Customers outside the United States	3,085	8,770	5,435	15,375

Total revenues	$18,824	$33,479	$35,260	$62,632

As a percentage of total revenues:
Revenues by geography:
Customers within the United States	84%	74%	85%	75%
Customers outside the United States	16	26	15	25

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
Cash flows from operating activities:
Net loss	$(2,283)	$(4,056)	$(5,689)	$(6,502)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,136	5,124	5,897	9,304
Stock-based compensation	692	3,819	1,220	5,704
Loss on disposal of property and equipment	—	10	—	10
Loss on foreign currency forward contract	—	—	—	243
Unrealized loss on available for sale securities	—	(29)	—	(29)
Net changes in operating assets and liabilities:
Accounts receivable, net	(2,581)	(719)	(6,235)	(8,045)
Prepaid expenses and other assets	(1,042)	668	(2,501)	681
Accounts payable	2,263	727	3,556	4,214
Accrued and other liabilities	(1,018)	507	(1,373)	(990)
Deferred revenues	1,514	4,131	3,233	8,517

Net cash provided by (used in) operating activities	681	10,182	(1,892)	13,107

Cash flows from investing activities:
Purchases of short-term investments	—	(71,846)	—	(83,846)
Sale of short-term investments	—	1,000	—	1,000
Purchases of property and equipment	(5,961)	(2,984)	(11,224)	(5,286)
Purchases of intangible assets	(99)	(946)	(99)	(2,574)
Payment related to foreign currency forward contract	—	—	—	(337)
Business acquisitions, net of cash acquired	—	(11,867)	—	(38,131)

Net cash used in investing activities	(6,060)	(86,643)	(11,323)	(129,174)

Cash flows from financing activities:
Proceeds from exercise of stock options	16	490	25	1,149
Proceeds from employee stock purchase plan	—	—	—	99
Proceeds from issuance of common stock, net of issuance costs	—	143,104	—	143,104
Proceeds from issuance of notes payable	4,508	397	9,608	397
Principal payments on notes payable and capital lease obligations	(1,327)	(1,745)	(2,246)	(3,368)

Net cash provided by financing activities	3,197	142,246	7,387	141,381
Effect of exchange rate changes on cash and cash equivalents	—	39	—	39

Net (decrease) increase in cash and cash equivalents	(2,182)	65,824	(5,828)	25,353
Cash and cash equivalents at beginning of period	18,550	27,816	22,196	68,287

Cash and cash equivalents at end of period	$16,368	$93,640	$16,368	$93,640

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2006	2007
		(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$68,287	$93,640
Short-term investments	—	82,890
Accounts receivable, net	24,126	33,823
Prepaid expenses and other current assets	1,571	1,566

Total current assets	93,984	211,919

Property and equipment, net	31,128	31,175
Intangible assets, net	9,796	35,287
Goodwill	—	48,251
Other assets	302	548

Total assets	$135,210	$327,180

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,586	$7,209
Accrued liabilities	11,435	13,208
Current portion of deferred revenues	21,885	33,175
Current portion of notes payable	5,997	4,679
Current portion of capital lease obligations	53	386
Deferred consideration related to business acquisition	—	25,379

Total current liabilities	41,956	84,036

Deferred revenues, less current portion	2,170	2,542
Notes payable, less current portion	4,117	2,811
Capital lease obligations, less current portion	24	286
Other liabilities	518	1,239

Stockholders’ equity:
Common stock	47	57
Additional paid-in capital	127,380	283,488
Deferred stock-based compensation	(2,172)	(1,656)
Accumulated other comprehensive income (deficit)	9	(282)
Accumulated deficit	(38,839)	(45,341)

Total stockholders’ equity	86,425	236,266

Total liabilities and stockholders’ equity	$135,210	$327,180